Exhibit 32.2
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Mexoro Minerals Ltd. (the "Company") on Form 10-KSB for the fiscal year ended February 29, 2008, as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

/s/ Mario Ayub
Mario Ayub, Acting Principal Financial Officer

June 12, 2008